UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President, Chief Strategy Officer
Effective February 11, 2019, Bridgepoint Education, Inc. (“BPI”) appointed John Semel as our Executive Vice President, Chief Strategy Officer.
Mr. Semel was most recently interim Chief Strategy Officer of Mood Media, an international in-store customer engagement company, since 2018. At Mood Media, Mr. Semel drove strategic planning, strategic partnerships, and product development for new revenue sources. From 2009 to 2017, Mr. Semel worked at John Wiley and Sons, a global leader in research and education, focusing on publishing, platforms and services for researchers, learners, universities, and corporations, first as SVP, Planning and Development then as EVP, Chief Strategy Officer. At John Wiley & Sons, Mr. Semel helped build Wiley Solutions, its online education business. Over his career, Mr. Semel has held senior strategy and principal investment roles at MTV Networks, The Hearst Corporation, Everger Investment Associates, and PRIMEDIA. He began his career at J.P. Morgan and Company as an analyst and then associate in Equity Capital Markets and Syndicate before moving on to High Yield Capital Markets and Syndicate. Mr. Semel received his Bachelor of Arts from Brown University and his Master of Business Administration from Harvard Business School.
Mr. Semel will receive a base salary of $450,000 annually and is eligible each year for a target bonus of 75% of his base salary as then in effect. Mr. Semel will also receive a sign-on bonus in the amount of $85,000, which is subject to repayment in part if Mr. Semel’s employment terminates within one year. As a full-time employee, Mr. Semel will be eligible to receive equity awards each year, and for 2019 he will receive an equity award with a grant date value of $450,000.
Upon commencement of his employment, Mr. Semel will execute our standard form of indemnification agreement, which form has been filed as Exhibit 10.33 to our Form 10-K filed with the Securities and Exchange Commission on March 8, 2016, and is incorporated by reference herein in its entirety.
Other than entry into our standard form of indemnification agreement, Mr. Semel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Semel and any of our directors or executive officers.
Mr. Semel is entitled to participate in our Amended and Restated Severance Plan filed as Exhibit 10.1 to our Form 10-Q filed with the Securities and Exchange Commission on August 4, 2015, and is incorporated by reference herein in its entirety.
A copy of the press release issued by BPI announcing the appointment of Mr. Semel is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The above descriptions are qualified in their entirety by an Offer Letter between us and Mr. Semel, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel